P R E S S R E L E A S E

SES Augments Leadership Team and Announces

Additional Organizational Changes

Robert W. Rigdon Appointed Senior Vice President, Global Operations

HOUSTON, Texas, April 9, 2008 – Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX) today announced that Robert W. Rigdon has joined the Company as Senior Vice President, Global Operations.  Mr. Rigdon will oversee all aspects of the Company’s current and future coal gasification projects worldwide.  This oversight will include Hai Hua, which is currently operating, the Golden Concord Inner Mongolian project, the YIMA Henan Project and our efforts with CONSOL Energy.  Mr. Rigdon will also be responsible for managing the relationships with technology and engineering providers including the U-GAS® licensor, The Gas Technology Institute.

“Robert brings over 27 years of petrochemical and refining industry experience to SES and has extensive gasification background, most recently as Director of Gasification – Industrial and Chemicals at GE.  Due to SES’ focus on the industrial customer segment and Robert’s parallel expertise, I believe that his addition will further strengthen our senior management team and support our growth as we continue to leverage U-GAS®, our unique gasification technology, to produce high value chemicals from low cost fuels,” stated Tim Vail, President and CEO of SES.

Mr. Rigdon’s career has spanned several sectors of the energy industry, including petrochemical manufacturing and operations, project engineering, business development, and commercial leadership.  Prior to his most recent role, Mr. Rigdon served as Director of IGCC Commercialization and Vice President, Gasification Technology and Engineering at GE.  His earlier experience included various positions with GE’s technology predecessor companies, ChevronTexaco and Texaco Chemicals Company, during which time he had leadership roles in the design and construction of gasification projects around the world.

SES also announced that J. Mathew Whitaker has been named Senior Vice President, Business Development, and Bartho van Otterdyk has replaced Carol Pearson as Corporate Controller reporting to David Eichinger, Chief Financial and Accounting Officer.

6330 West Loop South, Suite 300  Houston, Texas 77401

Tel: (713) 579-0600 / Fax: (713) 579-0610

About Synthesis Energy Systems, Inc.
SES is an energy and technology company that deploys proprietary systems and technology to gasify low value fuels to replace high cost energy and chemical products sold to major global markets.  The U-GAS® technology, which SES licenses from the Gas Technology Institute, is designed to turn high-ash coals and waste coal products into high value synthesis gas for use in chemical applications or as a feedstock for producing transportation fuels.  The technology gasifies coal without many of the harmful emissions normally associated with coal combustion plants.  SES currently has offices in Houston, Texas, Shanghai and Beijing, China.  For more information on the SES, visit www.synthesisenergy.com or call (713) 579-0600.

Forward Looking Statements
The matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “expects," "will" and similar expressions identify certain of such forward-looking statements.  Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control.  These include, but are not limited to, risks and uncertainties associated with: our early stage of development, the limited history and viability of our technology, our results of operation in foreign countries, our ability to maintain production from our first plant in the Hai Hua project and the sufficiency of our internal controls.  The Company cautions that the foregoing factors are not exclusive.  The Company assumes no obligation to update the information contained in this press release.

Contact:
Synthesis Energy Systems, Inc.

Molly Whitaker

Investor Relations

(713) 579-0607

molly.whitaker@synthesisenergy.com